EXHIBIT 99.1

Contacts:
Investor Relations:	Media Relations:
Gary Kohn, 303-967-8276	Colin Wheeler, 303-967-6553
gary.kohn@firstdata.com	colin.wheeler@firstdata.com

First Data Reports Second Quarter EPS of $0.56

Revenue growth was a very solid 10%

Denver, July 20, 2006 - First Data Corp. (NYSE: FDC) today reported its financial results for the second quarter of 2006. The company’s consolidated revenue was $2.9 billion, up 10%. Net income was $436 million, or $0.56 per share. Earnings per share included a $0.01 net benefit from other items (see note H).

“Our second quarter results were driven by the strong performance of both our Commercial and International segments. As we approach the spin-off, we are very encouraged by the momentum that the new First Data is building toward achieving the high-end of its long-term targeted 8-10% top and bottom line growth,” said Ric Duques, chairman and chief executive officer. “Furthermore, the strength of Western Union’s brands and global reach firmly positions the company for continued long-term growth and we remain extremely confident in its future as a stand-alone company.”

Segment Results

For the quarter, Western Union generated revenue of $1.1 billion, a 15% increase, and operating profit was $352 million, up 9%. Profit margin remained strong at 31.2%. While Western Union’s performance this quarter was impacted by consumer reaction to immigration reform activities in the U.S., the strength of the brand worldwide and the geographic diversity of Western Union continue to drive the strong performance of its global consumer-to-consumer business. Consumer-to-consumer transaction growth was 27%. Consumer-to-consumer revenue increased 17%. The consumer-to-business service delivered transaction growth of 11% and revenue growth of 4%.

For the quarter, Commercial Services generated revenue of $1.0 billion, a very strong 11% growth or 9% excluding reimbursable debit network fees. Operating profit was $277 million, up a strong 27% or 12% excluding integration expense from 2005. Margin for the quarter improved to 26.9% from 23.4%, or to 33.3% from 32.3% excluding reimbursable debit network fees and 2005 integration costs. Second quarter results were driven by a continued focus on sales, operating cost efficiencies and strong transaction growth of 13%.

For the quarter, Financial Institution Services generated revenue of $452 million, down 6%. Operating profit was $95 million, down 11%. Margin for the quarter declined to 20.9% from 22.0%, or to 31.2% from 32.0% excluding reimbursables. Results were in line with the company’s expectations, which anticipated the impact of three significant client deconversions in 2005.

For the quarter, First Data International generated revenue of $299 million, up 41% and revenue growth on a constant currency basis excluding acquisitions was 15%. Operating profit was $34 million, up 43%. Margin improved to 11.2% from 11.0%. “We continue to be very pleased with the underlying performance of our International segment and the growth it continues to generate,” Duques added.

Outlook for 2006

“We remain within our previously stated full-year EPS guidance from continuing operations of $2.35 - $2.42, which now includes the positive impact of the litigation settlement with VISA, of approximately $0.035. If U.S. immigration issues continue to impact the Western Union business at the same rate in the second half of the year, we would expect to deliver full-year EPS at the low end of the range, not including the benefit of the $0.035 from the litigation settlement. The full-year guidance excludes future spin costs and any impact from the spin-off, as we are currently unable to reasonably estimate these items,” said Ric Duques. “The company is on track to complete the spin-off sometime in the late third quarter or early fourth quarter of 2006 and as a result we will not update guidance until the planned investor road shows in September, at which time guidance will be provided by the two companies.”

Non-GAAP Measures

In certain circumstances results have been presented that are non-GAAP (generally accepted accounting principles) measures and should be viewed in addition to, and not in lieu of, the company’s reported results. Reconciliations to comparable GAAP measures are available in the accompanying schedules and in the “Invest” section of the company’s web site at www.firstdata.com.

Investor and Analyst Conference

First Data will hold an investor and analyst conference call tomorrow July 21 at 8:00 a.m. EDT. Ric Duques, chairman and CEO, will host the call. To listen to the broadcast, please log on to http://www.firstdata.com, and click on the link under the Invest section at least 15 minutes prior to the start of the call. To participate in the call, dial 888-831-9087 (U.S.) or +1-773-799-3935 (outside the U.S.) ten minutes prior to the start of the call and enter passcode FDC. A replay of the webcast will be available on the company website shortly after the call ends until 5:00 p.m. EDT July 28, or call 800-945-1615 (U.S.) or +1-402-220-3455 (outside the U.S.). No passcode is required.

Please note: All statements made by First Data officers on this call are the property of First Data and subject to copyright protection. Other than the replay, First Data has not authorized, and disclaims responsibility for, any recording, replay or distribution of any transcription of this call.

About First Data

First Data Corp. (NYSE: FDC) is a leading provider of electronic commerce and payment solutions for businesses and consumers worldwide. Serving 4.6 million merchant locations, 1,700 card issuers and millions of consumers, First Data powers the global economy by making it easy, fast and secure for people and businesses around the world to buy goods and services using virtually any form of payment. The company’s portfolio of services and solutions includes credit, debit, private-label, gift and other prepaid card issuing and merchant transaction processing services; money transfer services; money orders; fraud protection and authentication solutions; check guarantee and verification services through TeleCheck; as well as Internet commerce and mobile solutions. Western Union, together with its affiliates Orlandi Valuta and Vigo, are leaders in global money transfer, providing people with fast, reliable and convenient ways to send money around the world, pay bills and purchase money orders through a network of over 270,000 agent locations in more than 200 countries and territories. The company’s STAR Network offers PIN-secured debit acceptance at 1.9 million ATM and retail locations. For more information, visit www.firstdata.com.

Notice to Investors, Prospective Investors and the Investment Community; Cautionary Information Regarding Forward-Looking Statements

Statements in this press release regarding First Data Corporation’s business which are not historical facts, including the revenue and earnings projections, are “forward-looking statements.” All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and they are subject to numerous known and unknown risks and uncertainties which could cause actual events or results to differ materially from those projected. Important factors upon which the Company’s forward-looking statements are premised include: (a) no unanticipated developments that delay or negatively impact the planned tax-free spin-off of 100% of the Western Union subsidiary to the Company’s shareholders; (b) continued growth at rates approximating recent levels for card-based payment transactions, consumer money transfer transactions and other product markets; (c) successful conversions under service contracts with major clients; (d) renewal of material contracts in the Company’s business units consistent with past experience; (e) timely, successful and cost-effective implementation of processing systems to provide new products, improved functionality and increased efficiencies; (f) successful and timely integration of significant businesses and technologies acquired by the Company and realization of anticipated synergies; (g) continuing development and maintenance of appropriate business continuity plans for the Company’s processing systems based on the needs and risks relative to each such system; (h) absence of further consolidation among client financial institutions or other client groups which has a significant impact on FDC client relationships and no material loss of business from significant customers of the Company; (i) achieving planned revenue growth throughout the Company, including in the merchant alliance program which involves several joint ventures not under the sole control of the Company and each of which acts independently of the others, and successful management of pricing pressures through cost efficiencies and other cost-management initiatives; (j) successfully managing the credit and fraud risks in the Company’s business units and the merchant alliances, particularly in the context of the developing e-commerce markets; (k) anticipation of and response to technological changes, particularly with respect to e-commerce; (l) attracting and retaining qualified key employees; (m) no unanticipated changes in laws, regulations, credit card association rules or other industry standards affecting FDC’s businesses which require significant product redevelopment efforts, reduce the market for or value of its products or render products obsolete; (n) continuation of the existing interest rate environment so as to avoid increases in agent fees related to IPS’ products and increases in interest on the Company’s borrowings; (o) absence of significant changes in foreign exchange spreads on retail money transfer transactions, particularly in high-volume corridors, without a corresponding increase in volume or consumer fees; (p) continued political stability in countries in which Western Union has material operations; (q) implementation of Western Union agent agreements with governmental entities according to schedule and no interruption of relations with countries in which Western Union has or is implementing material agent agreements; (r ) no unanticipated developments relating to previously disclosed lawsuits, investigations or similar matters; (s) no catastrophic events that could impact the Company’s or its major customer’s operating facilities, communication systems and technology or that has a material negative impact on current economic conditions or levels of consumer spending; (t) no material breach of security of any of our systems; and (u) successfully managing the potential both for patent protection and patent liability in the context of rapidly developing legal framework for expansive software patent protection.

FDC - 1

FIRST DATA CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(in millions, except per share amounts)

	Three Months Ended June 30,
	2006	2005	Change
Revenues:
Transaction and processing service fees:
Money transfer services	$1,098.0	$957.9	15%
Merchant services	668.7	589.5	13%
Check services	93.9	94.5	-1%
Card services	407.5	398.3	2%
Other services	81.3	85.7	-5%
Investment income, net	(16.2)	(14.8)	-9%
Product sales and other	172.1	160.6	7%
Reimbursable debit network fees, postage and other	360.0	323.5	11%

	2,865.3	2,595.2	10%

Expenses:
Cost of services	1,352.8	1,227.8	10%
Cost of products sold	77.4	63.4	22%
Selling, general and administrative	464.2	407.9	14%
Reimbursable debit network fees, postage and other	360.0	323.5	11%
Other operating expenses:
Restructuring, net	0.3	10.2	NM
Impairments	(2.0)	0.2	NM
Litigation and regulatory settlements	(10.5)	—	NM
Other	8.3	11.4	NM

	2,250.5	2,044.4	10%

Operating profit	614.8	550.8	12%

Other income (expense):
Interest income	14.0	4.6	204%
Interest expense	(72.8)	(55.0)	32%
Investment gains and (losses)	13.5	(0.6)	NM
Divestitures, net	0.2	0.2	NM

	(45.1)	(50.8)	NM

Income before income taxes, minority interest and equity earnings in affiliates	569.7	500.0	14%
Income taxes (a)	168.6	130.6	29%
Minority interest	(41.0)	(32.9)	25%
Equity earnings in affiliates	76.3	55.4	38%

Net income	$436.4	$391.9	11%

Earnings per share:
Basic	$0.57	$0.51	12%
Diluted	$0.56	$0.50	12%
Weighted-average shares outstanding:
Basic	764.4	774.1	-1%
Diluted	777.4	782.8	-1%
Shares outstanding at end of period	765.2	771.6	-1%

(See accompanying notes)

FIRST DATA CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(in millions, except per share amounts)

	Six Months Ended June 30,
	2006	2005	Change
Revenues:
Transaction and processing service fees:
Money transfer services	$2,132.0	$1,855.6	15%
Merchant services	1,262.1	1,133.1	11%
Check services	188.2	190.4	-1%
Card services	798.4	806.2	-1%
Other services	162.0	171.6	-6%
Investment income, net	(29.2)	(27.6)	-6%
Product sales and other	353.3	306.6	15%
Reimbursable debit network fees, postage and other	700.3	625.6	12%

	5,567.1	5,061.5	10%

Expenses:
Cost of services	2,683.2	2,431.4	10%
Cost of products sold	144.0	123.0	17%
Selling, general and administrative	871.7	798.3	9%
Reimbursable debit network fees, postage and other	700.3	625.6	12%
Other operating expenses:
Restructuring, net	(0.5)	10.2	NM
Impairments	(2.0)	(0.8)	NM
Litigation and regulatory settlements	4.5	0.1	NM
Other	10.5	11.4	NM

	4,411.7	3,999.2	10%

Operating profit	1,155.4	1,062.3	9%

Other income (expense):
Interest income	22.4	9.5	136%
Interest expense	(142.0)	(103.1)	38%
Investment gains and (losses)	13.5	22.2	NM
Divestitures, net	7.8	6.5	NM

	(98.3)	(64.9)	NM

Income before income taxes, minority interest, equity earnings in affiliates and discontinued operations	1,057.1	997.4	6%
Income taxes (a)	312.5	274.0	14%
Minority interest	(70.6)	(60.5)	17%
Equity earnings in affiliates	137.1	103.5	32%

Income from continuing operations	811.1	766.4	6%
Loss from discontinued operations, net of taxes of $(0.6) and $0, respectively (b)	(1.0)	—	NM

Net income	$810.1	$766.4	6%

Earnings per share from continuing operations:
Basic	$1.06	$0.98	8%
Diluted	$1.04	$0.97	7%
Earnings per share:
Basic	$1.06	$0.98	8%
Diluted	$1.04	$0.97	7%
Weighted-average shares outstanding:
Basic	765.0	783.9	-2%
Diluted	778.9	793.3	-2%
Shares outstanding at end of period	765.2	771.6	-1%

(See accompanying notes)

FIRST DATA CORPORATION

SUMMARY SEGMENT DATA

(Unaudited)

(in millions)

	Three Months Ended June 30,
	2006	2005	Change
Revenues:
Western Union	$1,128.9	$979.6	15%
First Data Commercial Services	1,030.3	929.7	11%
First Data Financial Institution Services	451.6	482.1	-6%
First Data International	299.0	212.8	41%
Integrated Payment Systems	29.9	34.9	-14%

Subtotal segment revenues	2,939.7	2,639.1	11%
All Other and Corporate	129.0	123.7	4%

	3,068.7	2,762.8	11%

Adjustments for items included in segment and All Other and Corporate revenues: (c)
Equity earnings in affiliates (d)	(84.9)	(64.6)	31%
Interest income	(14.0)	(4.6)	204%
Eliminations (e)	(104.5)	(98.4)	NM

Consolidated revenue	$2,865.3	$2,595.2	10%

Operating profit: (f)
Western Union	$351.9	$324.3	9%
First Data Commercial Services	276.7	217.3	27%
First Data Financial Institution Services	94.5	106.1	-11%
First Data International	33.6	23.5	43%
Integrated Payment Systems	2.9	10.5	-72%

Subtotal segment operating profit	759.6	681.7	11%
All Other and Corporate	(34.4)	(19.7)	75%

	725.2	662.0	10%

Adjustments for items included in segment and All Other and Corporate operating profit: (c)
Equity earnings in affiliates	(76.3)	(55.4)	38%
Minority interest from segment operations (g)	38.2	32.9	16%
Eliminations (e)	(62.2)	(62.3)	NM
Interest expense	(72.8)	(55.0)	32%
Items excluded from segment operations (h)	17.6	(22.2)	NM

Income before income taxes, minority interest and equity earnings in affiliates	$569.7	$500.0	14%

Depreciation & Amortization:
Western Union	$26.4	$19.6	35%
First Data Commercial Services	76.5	80.0	-4%
First Data Financial Institution Services	37.6	42.9	-12%
First Data International	42.9	36.4	18%
Integrated Payment Systems	2.5	2.9	-14%
All Other and Corporate	13.3	13.1	2%

Consolidated depreciation & amortization	$199.2	$194.9	2%

(See accompanying notes)

FIRST DATA CORPORATION

SUMMARY SEGMENT DATA

(Unaudited)

(in millions)

	Six Months Ended June 30,
	2006	2005	Change
Revenues:
Western Union	$2,189.8	$1,897.8	15%
First Data Commercial Services	1,964.7	1,784.7	10%
First Data Financial Institution Services	896.8	952.7	-6%
First Data International	562.9	426.2	32%
Integrated Payment Systems	60.2	68.0	-11%

Subtotal segment revenues	5,674.4	5,129.4	11%
All Other and Corporate	276.3	254.7	8%

	5,950.7	5,384.1	11%

Adjustments for items included in segment and All Other and Corporate revenues: (c)
Equity earnings in affiliates (d)	(153.8)	(121.9)	26%
Interest income	(22.4)	(9.5)	136%
Eliminations (e)	(207.4)	(191.2)	NM

Consolidated revenue	$5,567.1	$5,061.5	10%

Operating profit: (f)
Western Union	$688.7	$622.5	11%
First Data Commercial Services	491.1	390.7	26%
First Data Financial Institution Services	178.8	193.7	-8%
First Data International	62.7	45.1	39%
Integrated Payment Systems	7.3	21.3	-66%

Subtotal segment operating profit	1,428.6	1,273.3	12%
All Other and Corporate	(46.4)	(18.7)	148%

	1,382.2	1,254.6	10%

Adjustments for items included in segment and All Other and Corporate operating profit: (c)
Equity earnings in affiliates	(137.1)	(103.5)	32%
Minority interest from segment operations (g)	68.1	60.5	13%
Eliminations (e)	(122.9)	(118.9)	NM
Interest expense	(142.0)	(103.1)	38%
Items excluded from segment operations (h)	8.8	7.8	NM

Income before income taxes, minority interest, equity earnings in affiliates and discontinued operations	$1,057.1	$997.4	6%

Depreciation & Amortization:
Western Union	$52.3	$40.0	31%
First Data Commercial Services	154.6	161.5	-4%
First Data Financial Institution Services	76.2	84.9	-10%
First Data International	85.0	72.0	18%
Integrated Payment Systems	5.4	5.9	-8%
All Other and Corporate	27.2	26.0	5%

Consolidated depreciation & amortization	$400.7	$390.3	3%

(See accompanying notes)

FIRST DATA CORPORATION

NOTES TO FINANCIAL SCHEDULES

(Unaudited)

Effective January 1, 2006, the Company began assessing performance and allocating resources based on a new segment structure. Segment results for 2005 have been adjusted to reflect the new structure. In addition, consolidated revenues for 2005 have been adjusted to present “Transaction and processing service fees” by revenue type and to reflect the reclassification of debit network fees from “Transaction and processing service fees” to “Reimbursable debit network fees, postage and other.” In addition, certain amounts in the prior year have been reclassified to conform to current year presentation.

(a)	FDC’s effective tax rate on pretax income from continuing operations was 27.8% and 27.7% for the three and six months ended June 30, 2006, respectively, and 25.0% and 26.3% for the corresponding periods in 2005.

(b)	Discontinued operations relate to NYCE.

(c)	Reconciles the total segment and All Other and Corporate revenue to consolidated revenue or total segment and All Other and Corporate operating profit to income before income taxes, minority interest, equity earnings in affiliates and discontinued operations as reported on the Consolidated Statements of Income.

(d)	Excludes equity losses that were recorded in expense and the amortization related to the excess of the investment balance over the Company’s proportionate share of the investee’s net book value.

(e)	Represents elimination of adjustment to record Integrated Payment Systems segment investment income and its related operating profit on a pretax equivalent basis and elimination of intersegment revenue.

(f)	Segment and All Other and Corporate operating profit includes interest income, minority interest from segment operations, equity earnings in affiliates and the allocation of corporate overhead. Segment and All Other and Corporate operating profit excludes items discussed in note (h) below and interest expense.

(g)	Minority interest from segment operations excludes minority interest attributable to items excluded from segment operations discussed in note (h) below as well as minority interest related to interest expense and income taxes.

(h)	Items, other than interest expense, excluded from segment operations consist of the following:

(in millions)	Three months ended June 30, 2006	Six months ended June 30, 2006
Restructuring, net	$(0.3)	$0.5	Reversals of excess restructuring accruals of $0.7 million and $1.9 million during the three and six months, respectively, were partially offset by charges of $1.0 million and $1.4 million related to facility closures, respectively.

Impairments	2.0	2.0	Gains were recorded for the subsequent sale of assets previously impaired.

Litigation and regulatory settlements	10.5	(4.5)	A charge was recorded during the six months related to the settlement of a patent infringement lawsuit in the Commercial Services segment. This was partially offset by releases of excess litigation accruals in the Commercial Services and Western Union segments in the second quarter.

Investment gains and (losses)	13.5	13.5	Gains on the redemption of MasterCard stock and the sale of other strategic investments were recorded.

Divestitures, net	0.2	7.8	Gains on the sale of corporate aircraft and a small business and other assets were recorded during the six months, partially offset by a loss on the sale of a small business.

Other	(8.3)	(10.5)	Other relates to direct external costs incurred related to the spin-off of Western Union partially offset by the first quarter reversal of a portion of other charges recorded in 2005.

	17.6	8.8
Minority interest	(3.7)	(3.7)

	$13.9	$5.1

(in millions)	Three months ended June 30, 2005	Six months ended June 30, 2005
Restructuring, net	$(10.2)	$(10.2)	Restructuring charges of $11.7 million were recorded in the three months ended June 30, 2005, partially offset with reversals of excess restructuring accruals of $1.5 million for the three months.

Impairments	(0.2)	0.8	A gain was recorded for the six months ended June 30, 2005 due to the subsequent sale of assets previously impaired, partially offset by an impairment of software.

Litigation and regulatory settlements	—	(0.1)	Charges recorded during the six months relate to a regulatory settlement of $1.5 million in the Western Union segment offset by the reversal of an unutilized reserve established in 2000 for the settlement of a lawsuit also in the Western Union segment.

Investment gains and (losses)	(0.6)	22.2	A gain of $21.4 million on the sale of CheckFree Corporation common stock was recorded for the six months as well as the sale and impairment of other strategic investments.

Divestitures, net	0.2	6.5	A gain on the sale of a small business was recorded and certain excess divestiture accruals were reversed during the six months due to the expiration of certain contingencies.

Other	(11.4)	(11.4)	Other charges relate to inaccurate allocations among clients of pass through billings, the majority of which related to 2004.

	(22.2)	7.8
Minority interest	—	—

	$(22.2)	$7.8

NM = Not meaningful.

FIRST DATA CORPORATION

FINANCIAL TRANSACTION PROCESSING

KEY INDICATORS

(in millions)

	2006	2005	Change
For the Three Months Ended June 30,
Western Union
Consumer-to-consumer money transfer transactions (a)	36.63	28.75	27%
Consumer-to-business transactions (b)	43.25	39.01	11%
Commercial Services
Domestic merchant transactions (c)	6,357.2	5,640.4	13%
Financial Institution Services
Domestic debit issuer transactions (d)	2,351.1	1,994.1	18%
First Data International
International transactions (e)	1,063.2	568.4	87%
For the Six Months Ended June 30,
Western Union
Consumer-to-consumer money transfer transactions (a)	69.89	54.09	29%
Consumer-to-business transactions (b)	87.55	78.60	11%
Commercial Services
Domestic merchant transactions (c)	12,153.0	10,732.4	13%
Financial Institution Services
Domestic debit issuer transactions (d)	4,425.6	3,833.6	15%
First Data International
International transactions (e)	2,018.4	1,086.5	86%
At June 30,
Financial Institution Services
Domestic active card accounts on file: (f)
Bankcard	39.3	44.0	-11%
Retail	69.4	57.1	22%

Total	108.7	101.1	8%

First Data International
International card accounts on file: (g)
Bankcard	30.8	19.8	56%
Retail	10.4	7.4	41%

Total	41.2	27.2	51%

(a)	Consumer-to-consumer money transfer transactions include consumer-to-consumer money transfer services worldwide. Amounts for 2006 include Vigo Remittance Corp. (“Vigo”) which was acquired in October 2005. Excluding Vigo, consumer-to-consumer money transfer transactions grew 18% and 20% for the three and six months ended June 30, 2006, respectively.

(b)	Consumer-to-business transactions include Quick Collect, EasyPay, PhonePay, Paymap’s Just-in-Time and Equity Accelerator services, and E Commerce Group’s Speedpay transactions directly processed by E Commerce Group.

(c)	Domestic merchant transactions include acquired VISA and MasterCard credit and signature debit, PIN-debit, electronic benefits transactions (“EBT”), and processed-only or gateway customer transactions at the point of sale (“POS”). Domestic merchant transactions also include acquired ATM transactions, gateway transactions at ATMs, and STAR PIN-debit POS transactions received from other acquirers.

(d)	Domestic debit issuer transactions include VISA and MasterCard signature debit, STAR ATM, STAR PIN-debit POS, and ATM and PIN-debit POS gateway transactions.

(e)	International transactions include VISA, MasterCard and other card association merchant acquiring and switching and debit issuer transactions for clients outside the U.S. Merchant transactions include credit, signature debit and PIN-debit POS, POS gateway and ATM transactions. Debit issuer transactions include signature and PIN-debit POS, POS gateway and ATM transactions.

(f)	Domestic active card accounts on file include customer accounts that had a balance or any monetary posting or authorization activity during the last month of the quarter.

(g)	International card accounts on file at June 30, 2005 have been adjusted to reflect a reclassification of accounts from bankcard to retail.

FIRST DATA CORPORATION

SUPPLEMENTAL METRICS

For the Three Months Ended June 30, 2006
Consolidated financial metrics (in millions):
Capital expenditures	$82
Dividends	$46
Western Union
Consumer-to-consumer:	Including Vigo	Excluding Vigo
U.S. same store sales transaction growth	N/A	12%
International transaction growth	32%	24%
International revenue growth	20%	17%
Mexico transaction growth	43%	6%
Mexico revenue growth	39%	7%
Financial Institution Services
Revenue growth:
Card Processing	-22%
Output Services	6%
Debit	0%
Postage	-1%
Remitco	-7%
For the Six Months Ended June 30, 2006
Consolidated financial metrics (in millions):
Capital expenditures	$225
Dividends	$92
Western Union
Consumer-to-consumer:	Including Vigo	Excluding Vigo
U.S. same store sales transaction growth	N/A	14%
International transaction growth	33%	26%
International revenue growth	19%	16%
Mexico transaction growth	49%	11%
Mexico revenue growth	46%	13%
Financial Institution Services
Revenue growth:
Card Processing	-22%
Output Services	3%
Debit	0%
Postage	-1%
Remitco	-1%
At June 30, 2006
Financial Institution Services
Domestic card accounts on file (in millions):
Bankcard	106.0
Retail	315.0
Debit	111.2

Total	532.2

First Data International
International card accounts on file (in millions):
Bankcard	30.8
Retail	10.4
Debit	14.8

Total	56.0

N/A - Not applicable

FIRST DATA CORPORATION

RECONCILIATION OF NON-GAAP MEASURES

(Unaudited)

(in millions)

Management believes the non-GAAP financial measures included in this press release provide meaningful information to assist investors and analysts in understanding our financial results and to better analyze trends in our underlying business. The non-GAAP financial measures should not be considered in isolation or as a substitute for the most comparable GAAP financial measures. The non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the reconciliation to the corresponding GAAP financial measures, provide a more complete understanding of our business. Investors are strongly encouraged to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. A reconciliation of non-GAAP measures to the most directly comparable GAAP financial measures is included below.

	Three Months Ended June 30,
	2006	2005	Change
Commercial Services
Revenue	$1,030.3	$929.7	11%
Reimbursable debit network fees	(199.9)	(165.2)

Revenue excluding reimbursable debit network fees	$830.4	$764.5	9%

Operating profit	$276.7	$217.3	27%
Integration expenses (1)	—	29.8

Operating profit excluding integration expenses	$276.7	$247.1	12%

Profit margin	26.9%	23.4%
Profit margin excluding debit networks fees and integration expenses	33.3%	32.3%
Financial Institution Services
Revenue	$451.6	$482.1
Reimbursable postage and other	(148.9)	(150.8)

Revenue excluding reimbursable postage and other	$302.7	$331.3

Operating profit	$94.5	$106.1
Profit margin	20.9%	22.0%
Profit margin excluding reimbursable postage and other	31.2%	32.0%

(1)	Integration expenses relate to the cost of personnel who were assigned to work exclusively on the Concord integration or Company reorganization plus the allocation of a portion of the cost of certain Company personnel that were partially dedicated to such activities. Additionally, these expenses include certain internal and contract system development costs and infrastructure costs.